Exhibit 5.1

Johnson and Colmar

SUITE 225

630 DUNDEE ROAD

NORTHBROOK, ILLINOIS 60062

TELEPHONE (312) 922-1980

TELECOPIER (312) 922-9283

January 22, 2020

F5 Finishes, Inc.

6571 Las Positas Road
Livermore, California 94551

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-234571) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) 4,000,000 shares of Common Stock, $0.01 par value per share, of F5 Finishes, Inc., a Delaware corporation (the “Company”), and an additional 600,000 shares issuable upon exercise of an over-allotment option granted by the Company (together, the “Shares”) (ii) a warrant (the “Warrant”) to purchase up to 207,000 shares of Common Stock (the “Warrant Shares”) and (iii) the Warrant Shares.

The Shares and the Warrant are to be sold by the Company pursuant to an underwriting agreement to be entered into by and among the Company and Maxim Group, LLC, as representatives of the underwriters named therein. A form of such underwriting agreement has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares and the Warrant. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the form of the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Johnson and Colmar

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and sold in accordance with the form of the Underwriting Agreement most recently filed as an exhibit to the Registration Statement and the prospectus that forms a part of the Registration Statement will be validly issued, fully paid and non-assessable, (ii) the Warrant, when issued and delivered by the Company in accordance with the form most recently filed as an exhibit to the Registration Statement, will constitute a binding obligation of the Company in accordance with its terms and (iii) the Warrant Shares, when issued and sold in accordance with the terms and conditions of the Warrant, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” We hereby further consent to the incorporation of this opinion and consent by reference in any registration statement filed by the Company in reliance on Rule 462(b) under the Securities Act. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours

/s/ Johnson and Colmar
Johnson and Colmar